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                                                                       EXHIBIT 5


                         [LETTERHEAD OF SHAW PITTMAN]

                                 July 14, 2000



Saul Centers, Inc.
8401 Connecticut Avenue
Chevy Chase, MD 20815

              Re:    Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Saul Centers, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-3 which is being filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement registers, on behalf of certain shareholders of the Company (the "Selling Shareholders"), 2,513,419 shares of the Company's common stock, par value $ 0.01 per share (the "Common Stock"), currently held by the Selling Shareholders (the "Shares") and 4,183,817 shares of Common Stock issuable to the Selling Shareholders upon conversion of units issued by Saul Holdings Limited Partnership (the "Conversion Shares").

         For the purposes of this opinion, we have examined copies of the following documents:

         1.       The Registration Statement;

         2. The Articles of Incorporation of the Company (the "Articles of Incorporation"), as amended, restated or supplemented, as of the date hereof;

         3. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as of the date hereof;

         4. The Resolutions of the Board of Directors of the Company dated July 6, 2000;

         5. A certificate of an officer of the Company dated as of the date hereof; and

         6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.
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         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares and Conversion Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the offering and sale of the Shares and the Conversion Shares have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares and the Conversion Shares or the validity of the Shares and the Conversion Shares. We have also assumed that the offering, sale and delivery of the Shares and the Conversion Shares will not at the time of such offering and sale violate or conflict with (1) the Articles of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares and Conversion Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Articles of Incorporation, as then amended, restated or supplemented, and unissued at such time.

         Based upon the foregoing, we are of the opinion that:

         1. The Shares to be offered by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

         2. The Conversion Shares to be offered by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and, upon conversion of the units issued by Saul Holdings Limited Partnership into shares of Common Stock in accordance with the limited partnership agreement of Saul Holdings Limited Partnership in effect at the time of such conversion, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name therein under the caption "Legal Matters."


                                             Very truly yours,


                                             /s/ Shaw Pittman
                                             ------------------------
                                             SHAW PITTMAN